EXHIBIT 10.6

Execution Copy

FIRST AMENDMENT TO COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

THIS FIRST AMENDMENT TO COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of September 18, 2009 (this "Amendment"), is among the Secured Parties (as defined in the Intercreditor Agreement referenced below) of Modine Manufacturing Company, a Wisconsin corporation (the "Company" or "Borrower"), and of certain Domestic Subsidiaries of the Company, and JPMorgan Chase Bank, N.A., as Collateral Agent.

RECITAL

The Secured Parties and JPMorgan Chase Bank, N.A., as Collateral Agent, are party to a Collateral Agency and Intercreditor Agreement dated as of February 17, 2009 (as amended or modified from time to time, the " Intercreditor Agreement").  The parties hereto desire to amend the Intercreditor Agreement in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1.
AMENDMENTS

The Intercreditor Agreement shall be amended as follows:

1.1            The following definitions are added to Section 1.1 of the Intercreditor Agreement in appropriate alphabetical order:

"Base Mandatory Reductions" means the amount of the Mandatory Reductions remaining after the payment of the outstanding 2008 Credit Agreement Superpriority Amount.

"Mandatory Reductions" means (a) payments on the Notes required under Section 9.12 of each Note Purchase Agreement (as in effect after giving effect to the Fourth Amendments thereto dated as of  September 18, 2009) and (b) payments on the Advances required under Sections 2.3(b) and (e) of the 2008 Credit Agreement (as in effect after giving effect to the Third Amendment thereto dated as of  September 18, 2009) or, if greater, the amount of commitment reductions required under Sections 2.3(b) and (e) of the 2008 Credit Agreement, as applicable.

"Notes Base Amount" means at any time the difference of (i) $150,000,000 and (ii) the aggregate amount of all Base Mandatory Reductions applied to the principal balance of the Notes prior to the occurrence of a Special Event of Default.

"Notes Secured Obligations" means all Secured Obligations owing under the Notes or otherwise under the Note Purchase Agreements.

"True-Up Excess Amount" is defined in Section 4.1(b).

"2008 Credit Agreement Base Amount" means at any time (i) $94,000,000, minus (ii) 38.524590163% of the aggregate amount of all Base Mandatory Reductions prior to the occurrence of a Special Event of Default, and minus (iii) 38.524590163% of the aggregate amount of all Make-Whole Amounts that have been paid (other than deferred payments paid solely in kind, and not in cash) prior to the occurrence of a Special Event of Default.

"2008 Base Credit Agreement Secured Obligations" means all Secured Obligations owing under the Advances or otherwise under the 2008 Credit Agreement, other than the 2008 Credit Agreement Superpriority Amount.

1.2            The following definitions in Section 1.1 of the Intercreditor Agreement are restated as follows:

"Special Event of Default" means (i) the commencement of a Bankruptcy Proceeding with respect to the Company or any Guarantor, (ii) the acceleration or final maturity (if the relevant Secured Obligations are not paid in full upon such maturity) of any of the Secured Obligations, (iii) the failure to pay principal amount due on the Secured Obligations in an aggregate amount equal to or in excess of $20,000,000, (iv) the occurrence of any "Change in Control" as defined in the 2008 Credit Agreement, "Change in Control" as defined in the 2005 Note Purchase Agreement, or "Change in Control" as defined in the 2006 Note Purchase Agreement,  (v) the occurrence of any other Event of Default if the Required Enforcement Secured Parties have given written notice thereof to the Collateral Agent and requested a specific Enforcement to be taken that is permitted by the Collateral Documents (provided that the Collateral Agent shall not be obligated to take such specific Enforcement unless directed to do so by the Required Enforcement Secured Parties) or (vi) the occurrence of the date of July 18, 2011.

"Threshold Secured Debt Ratio" means a ratio equal to the ratio of (a) 2008 Credit Agreement Base Amount, to (b) the Notes Base Amount.

"2008 Credit Agreement Commitment" means the aggregate amount of the commitments to make Advances under the 2008 Credit Agreement, as such amount is permanently reduced from time to time, provided that after the termination or expiration of all such commitments, then the outstanding amount of the 2008 Credit Agreement Commitment shall be deemed equal to the outstanding principal balance of all Advances.  As of the date hereof (i.e., February 17, 2009), the 2008 Credit Agreement Commitment equals $175,000,000.  Without duplication of any permanent reduction to the amount of the commitments to make Advances under the 2008 Credit Agreement as provided under the terms thereof, for all purposes of this Agreement the amount of the commitments to make Advances under the 2008 Credit Agreement shall be deemed to be reduced by the 2008 Credit Agreement Reduction Amount.  Notwithstanding anything herein to the contrary, any reduction in the 2008 Credit Agreement Commitment shall be effective for purposes of this Agreement only to the extent that the outstanding principal amount of all Advances under the Credit Agreement has been reduced to an amount equal to or less than all commitments to make Advances under the 2008 Credit Agreement.

“2008 Credit Agreement Reduction Amount” shall mean the mandatory reductions in the commitments to make Advances under the 2008 Credit Agreement specified in Sections 2.3(b), 2.3(e) and the last paragraph of Section 2.6 of the 2008 Credit Agreement (as in effect after giving effect to the Third Amendment thereto dated as of  September 18, 2009); provided that such reductions shall be effective only to the extent that the outstanding principal amount of all Advances under the 2008 Credit Agreement has been reduced to an amount equal to or less than all commitments to make Advances under the 2008 Credit Agreement as reduced by such provision.  For the avoidance of doubt, the parties hereto acknowledge that the 2008 Credit Agreement Reduction Amount includes a $14,310,000 reduction in the commitments to make Advances under the 2008 Credit Agreement that occurred under the last paragraph of Section 2.6 of the 2008 Credit Agreement prior to September 18, 2009, resulting in the aggregate commitments to make Advances under the 2008 Credit Agreement being reduced to $160,690,000 prior to September 18, 2009 (and the aggregate commitments to make Advances under the 2008 Credit Agreement are $160,690,000 as of September 18, 2009).

"2008 Credit Agreement Superpriority Amount" means the lesser of (i) the amount in Dollars by which the principal amount outstanding under the 2008 Credit Agreement exceeds the 2008 Credit Agreement Base Amount (but excluding any amount by which the aggregate principal amount under the 2008 Credit Agreement exceeds the 2008 Credit Agreement Commitment), and (ii) the 2008 Credit Agreement Superpriority Cap, plus, in all cases, all interest and fees applicable to such amount; provided that any new Advances made after July 18, 2011 shall not be considered part of the 2008 Credit Agreement Superpriority Amount (but it is acknowledged that any Advances outstanding on or before July 18, 2011, including any renewals or continuations thereof at various LIBOR interest periods, shall not be considered new Advances made after July 18, 2011).

"2008 Credit Agreement Superpriority Cap" means the difference of (i) $175,000,000 minus the 2008 Credit Agreement Reduction Amount, and (ii) 2008 Credit Agreement Base Amount.

1.3            Section 4.1(a)(iv) is restated as follows:

(iv) FOURTH:  To the ratable payment of the Secured Obligations to the Secured Parties not described above, other than (1) the aggregate principal amount (and any interest related thereto) under the 2008 Credit Agreement in excess of the 2008 Credit Agreement Commitment, (2) the aggregate principal amount (and any interest related thereto) under the 2005 Notes in excess of $75,000,000, as permanently reduced from time to time, (3) the aggregate principal amount (and any interest related thereto) under the 2006 Notes in excess of $75,000,000, as permanently reduced from time to time, and (4) any Make-Whole Amount or similar prepayment premium under the Note Purchase Agreements to the extent it exceeds an amount that would have been calculated using the interest rates (which are the applicable rates specified in clause (b)(ii) of the definition of Remaining Scheduled Payments in the 2005 Note Purchase Agreement and in the 2006 Note Purchase Agreement, as applicable) and other terms applicable to the Notes prior to the amendments of the Note Purchase Agreements and the Notes executed on or about the date hereof (i.e., February 17, 2009), provided that, notwithstanding the foregoing, any True-Up Excess Amount shall be paid prior to any other amount described in this Section 4.1(a)(iv);

1.4            Section 4.1(b) is restated as follows:

(b)            Each Secured Party hereby agrees with each other Secured Party as follows:

(i) Notwithstanding anything herein to the contrary, upon the occurrence of a Special Event of Default and after the 2008 Credit Agreement Superpriority Amount is paid in full, the Secured Parties agree as follows:

(A) The ratio of the outstanding principal balance of the Advances under the 2008 Credit Agreement to the outstanding principal balance of the Notes shall be required to equal the Threshold Secured Debt Ratio.

(B) If the Threshold Secured Debt Ratio is not achieved upon such occurrence, the Collateral Agent may adjust the distributions under Section 4.1(a)(iv) until the Threshold Secured Debt Ratio is achieved.

(C) If the Threshold Secured Debt Ratio is not achieved within 90 days after the later of the date the 2008 Credit Agreement Superpriority Amount is paid in full and the occurrence of a Special Event of Default, then:

(x) If the Threshold Secured Debt Ratio is not so achieved because the outstanding principal balance of the Advances under the 2008 Credit Agreement is less than the amount required to achieve the Threshold Secured Debt Ratio, then the 2008 Lenders will pay over to the Noteholders such amounts as shall result in the ratio of the outstanding principal balance of the Advances under the 2008 Credit Agreement to the outstanding principal balance of the Notes being equal to the Threshold Secured Debt Ratio.

(y) If the Threshold Secured Debt Ratio is not so achieved because the outstanding principal balance of the Notes is less than the amount it should be to achieve the Threshold Secured Debt Ratio, then the amount required to be paid on the outstanding principal balance of the Advances under the 2008 Credit Agreement to achieve the Threshold Secured Debt Ratio (the "True-Up Excess Amount") shall be paid to 2008 Lenders before any amounts are distributed or otherwise paid to the Noteholders under Section 4.1(a)(iv) hereof.

(D) The Collateral Agent shall determine the amount of payments owed by the Secured Parties under this paragraph, and all Secured Parties required to make any payments to any other Secured Party shall make such payments to the Collateral Agent and the Collateral Agent shall distribute such payment to the appropriate Secured Party.

(ii)  Any re-allocations of any Secured Obligations due to any other payments and other transfers among the Secured Parties of any of the Secured Obligations under this §4.1(b) shall be deemed to reduce the Secured Obligations of any Secured Party receiving any payment or other transfer and shall be deemed to restore and reinstate the Secured Obligations of any Secured Party making any payment or other transfer, in each case by the amount of such payment and other transfer; provided that if for any reason such restoration and reinstatement shall not be binding against the Company, then the amount of such payments or other transfers shall be deemed to be and shall be in consideration of the purchase for cash at fair value, but without recourse, a like principal amount of the Advances or Notes, as the case may be, held by the Secured Party receiving such payment or transfer.  Notwithstanding anything herein to the contrary, the Collateral Agent may adjust allocations of the Secured Obligation Distributions under §4.1(a)(iii), (iv) and (v) to achieve the allocations and adjustments required under this §4.1(b).

1.5            Section 4.1(i) is restated as follows:

(i)             Notwithstanding anything herein or in any Financing Document to the contrary, all parties hereto acknowledge and agree that:

(1) The terms of this Agreement assume that, prior to the occurrence of any Special Event of Default,  no payment of any principal of the Notes or any Make-Whole Amount will be applied thereto other than pursuant to Base Mandatory Reductions.  Accordingly, all parties hereto agree that no such payments will be applied without a further written agreement among the Required Secured Parties to determine the correct application of such payments and any other payments or terms that may be required.

(2) With respect to all Base Mandatory Reductions, prior to the occurrence of any Special Event of Default, 61.475409836% of such Base Mandatory Reductions shall be applied to the principal balance of the Notes and 38.524590163% of such Base Mandatory Reductions shall be applied to principal of the Advances (except if such amounts would exceed the then principal balance thereof, in which case such amounts will reduce the commitments as stated in the 2008 Credit Agreement (as in effect after giving effect to the Third Amendment thereto dated as of  September 18, 2009)).

(3) Prior to the occurrence of any Special Event of Default, no Make-Whole Amount or similar prepayment premium under the Note Purchase Agreements will be paid to the extent it exceeds an amount that would have been calculated using the interest rates (which are the applicable rates specified in clause (b)(ii) of the definition of Remaining Scheduled Payments in the 2005 Note Purchase Agreement and in the 2006 Note Purchase Agreement, as applicable) and other terms applicable to the Notes prior to the amendments of the Note Purchase Agreements and the Notes executed on or about the date hereof (i.e., February 17, 2009), other than deferred payments paid solely in kind, and not in cash.

(4) all Mandatory Reductions will be applied to the  2008 Credit Agreement Superpriority Amount before any application to the Notes Secured Obligations or the 2008 Base Credit Agreement Secured Obligations

1.6            The Secured Parties agree that the $12,000,000 currently on deposit in the Collateral Agent Intercreditor Collateral Account (as defined in the Intercreditor Agreement prior to this Amendment) may be released to the Borrower on the date this Amendment becomes effective under Section 2.2 of this Amendment, and authorize the Collateral Agent to release such amount from the Collateral Agent Intercreditor Collateral Account.

ARTICLE 2.
CONDITIONS PRECEDENT

2.1            This Amendment shall be deemed closed (but not effective until the conditions in Section 2.2 are satisfied) as of the date hereof when each of the following has been satisfied:

(a)  This Amendment shall be signed by the Collateral Agent and the Required Secured Parties.

(b)  The Consent and Agreement to this Amendment shall be signed by all parties thereto.

2.2            If the  conditions in Section 2.1 are satisfied, this Amendment shall become effective automatically as of the date the Third Amendment dated as of the date hereof to the 2008 Credit Agreement, the amendments in Sections 1.2 through 1.4 of the Fourth Amendment dated as of the date hereof to the 2005 Note Purchase Agreement and the amendments in Sections 1.2 through 1.4 of the Fourth Amendment dated as of the date hereof to the 2006 Note Purchase Agreement are each effective.  If this Amendment does not become effective on or before September 30, 2009 it shall be null and void.

ARTICLE 3.
MISCELLANEOUS.

3.1            References in any Financing Documents to the Intercreditor Agreement shall be deemed to be references to the Intercreditor Agreement as amended hereby and as further amended from time to time.  Terms used but not defined herein shall have the respective meanings ascribed thereto in the Intercreditor Agreement.

3.2            Except as expressly amended hereby, each of the parties hereto agrees that the Intercreditor Agreement is ratified and confirmed and shall remain in full force and effect.

3.3            This Agreement may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and signatures sent by facsimile or electronic mail message shall be enforceable as originals.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed, delivered and effective as of the date first above written ..

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ Krys Szremski
Name: Krys Szremski
Title: V.P.

2008 LENDERS:

JPMORGAN CHASE BANK, N.A., as Agent and as a 2008 Lender

By:	/s/ Krys Szremski
Name: Krys Szremski
Title: V.P.

BANK OF AMERICA, N.A., as a 2008 Lender

By:
Name:
Title:

M&I MARSHALL & ILSLEY BANK, as a 2008 Lender

By:	/s/ Gina Peter
Name: Gina Peter
Title: SVP

By:	/s/ illegible
Name:
Title: AVP

WELLS FARGO BANK, N.A., as a 2008 Lender

By:
Name:
Title:

Commerzbank, AG as a 2008 Lender

By:	/s/ Franz Brugger
Name: Franz Brugger
Title: Director

By:	/s/ Sven Baugot
Name: Sven Baugot
Title: Assistant Vice President

U.S. BANK, NATIONAL ASSOCIATION, as a 2008 Lender

By:
Name:
Title:

COMERICA BANK, as a 2008 ender

By:	/s/ Mark J. Leveille
Name: Mark J. Leveille
Title: Vice President

2005 NOTEHOLDERS:

By:
Name:
Title:

2006 NOTEHOLDERS:

By:
Name:
Title:

CONSENT AND AGREEMENT

As of the date and year first above written, each of the undersigned hereby fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby, and acknowledges and agrees to (a) all terms and provisions of the above Amendment applicable to it, including without limitation all covenants, representations and warranties, releases, indemnifications, and all other terms and provisions, and (b) continue to be bound by terms and provisions of the Consent and Agreement to the Intercreditor Agreement (as defined in the above Amendment) previously executed by it.

IN WITNESS WHEREOF, the undersigned have caused this Consent and Agreement to be executed as of the date first above written.

MODINE MANUFACTURING COMPANY

By:	/s/ Bradley C. Richardson
Name: Bradley C. Richardson
Title: Executive Vice President - Corporate Strategy & Chief Financial Officer

MODINE, INC.

By:	/s/ William K. Langan
Name: William K. Langan
Title: President

MODINE ECD, INC.

By:	/s/ Bradley C. Richardson
Name: Bradley C. Richardson
Title: Vice President & Assistant Treasurer